UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2007

GREAT LAKES BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14879	94-3078031
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2421 Main Street, Buffalo, New York 14214
(Address of principal executive offices)

Registrant's telephone number, including area code: (716) 961-1900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

Item 7.01	Regulation FD Disclosure

The following information is being furnished pursuant to Item 2.02 and Item 7.01.

Information is being furnished in Exhibit 99.1, incorporated herein, with respect to a presentation and conference call to investors and others made by executive officers of Great Lakes Bancorp, Inc. (“Great Lakes”). This information includes selected financial and operational information through December 31, 2006 and does not represent a complete set of financial statements and related footnotes prepared in conformity with generally accepted accounting principles (“GAAP”). Most, but not all, of the selected financial information being furnished herein is derived from Great Lakes’ consolidated financial statements and related footnotes prepared in accordance with GAAP and management’s discussion and analysis included in Great Lakes’ reports on Forms 10-K. Great Lakes’ financial statements are subject to independent audit. These materials are dated February 28, 2007, and Great Lakes does not undertake to update the materials after that date.

An audio recording of the call will be available through the Great Lakes’ website at www.greatlakesbancorp.com beginning one hour after its completion. The audio recording will be available for 30 days. Great Lakes’ Annual Report to Shareholders and its reports on Forms 10-K, 10-Q and 8-K and other publicly available information should be consulted for other information about Great Lakes.

Information contained herein, including Exhibit 99.1, shall not be deemed filed for the purposes of the Securities Exchange Act of 1934, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Investor presentation of Great Lakes Bancorp, Inc. dated February 28, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT LAKES BANCORP, INC.

Date: February 28, 2007	By:	/s/ Michael J. Rogers
Michael J. Rogers
Executive Vice President and Chief Financial Officer
(Principal Financial and Principal Accounting Officer)